Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-33608 and 333-61252 on Forms S-8 of our report, dated February 23, 2005, relating to the financial statements and financial statement schedule of Vectren Corporation, and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Vectren Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Indianapolis, Indiana
March 2, 2005